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STATE STREET CORPORATION
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For additional information, please see the Additional Soliciting Materials filed with the Securities and Exchange Commission on April 9, 2020, entitled “Overview of State Street Corporation’s Corporate Governance and Executive Compensation Practices” Executive Compensation Considerations 2020 Annual Meeting of Shareholders: May 20, 2020 Information Classification: Confidential

Key Messages ❑ The HRC actively engages with our shareholders on compensation and governance issues and their perspectives inform the HRC’s compensation design decisions Shareholder feedback is integral to our ❑ This feedback has informed key changes over the last several years, including adding pre- tax margin as a second metric in the performance-based equity program and increasing the compensation return on equity (ROE) target program design ❑ Based on historical “say-on-pay” votes and annual shareholder outreach, shareholders have supported our executive compensation program HRC's compensation ❑ After a multi-year planned succession, Mr. O’Hanley took over as CEO in January 2019 decisions ❑ The HRC set his target total compensation based on his significant leadership experience and market comparisons appropriately reflect ❑ Mr. O’Hanley’s strategic execution drove meaningful improvements in 2019 and confirmed the experience and him to be a strong, performance-oriented CEO performance of our ❑ Given market weakness, Mr. O’Hanley received 2019 total compensation below the 25th CEO, Mr. O'Hanley percentile of our peer companies1 ❑ The HRC designed the compensation program to align pay with both corporate and individual performance as well as shareholder interests ❑ The HRC has been judicious in past pay decisions: Our executive ➢ CEO target total compensation has remained flat over the past five years, with Mr. compensation program O'Hanley's 2019 target below peer median aligns pay with ➢ CEO actual total compensation was below target in four of the last five years performance and ❑ Over time, pay continues to align with shareholder interests: shareholder interests ➢ 75% of Mr. O’Hanley’s incentive compensation is awarded in deferred equity, two thirds of which is performance-based ➢ Realizable pay (today’s value of prior awards granted) reflects our shareholders’ experience (1) Our 15-company peer group is described on pages 43-44 of our proxy statement for the 2020 annual meeting of shareholders. References throughout this presentation to our peer companies are to this peer group Information Classification: Confidential Page 2 of 9

We actively engage with our shareholders on compensation and governance issues and their perspectives inform the HRC’s compensation design decisions • We engage our largest shareholders annually to receive their specific perspectives on our compensation program and governance practices • In 2019, we requested engagement with shareholders representing more than half of our outstanding common stock • Shareholder input informed key changes to our executive compensation program, including: − For 2019, we enhanced the clarity and transparency of the relationship between individual pay outcomes and company performance − For 2018, we added pre-tax margin to our performance-based equity program as an equally-weighted metric with ROE, further aligning compensation with our business strategy − Over the last several years, we steadily increased the ROE target in our performance-based equity vehicle from 9% to 13% • We maintained elements that shareholders broadly supported, including: − High levels of deferral and performance-based equity − A flexible structure allowing judicious use of discretion in final pay decisions Based on our historical “say-on-pay” votes and annual shareholder outreach, shareholders have supported our executive compensation program Information Classification: Confidential Page 3 of 9

Mr. O'Hanley sharpened State Street's focus on strategic priorities in 2019 contemporaneously with his appointment as CEO

- At the end of 2018, State Street faced significant market weakness when U.S. and international markets fell 6% and greater than 15%, respectively, and also faced greater than anticipated servicing fee pressure[1]
- Mr. O'Hanley took over as CEO and quickly initiated strategic priorities to address these headwinds. He successfully executed on these strategic priorities and achieved clear results

Executed on strategic priorities	Results and progress made in 2019
Reignite servicing fee growth	Enhanced client service quality and deepened relationships by implementing new client initiatives, including a senior executive client coverage model and a new client onboarding process that enabled us to scale rapidly
Innovate to grow diversified revenue streams	Launched new products and balance sheet fortifying initiatives, including a dozen deposit programs to better serve clients and drive revenue growth
Deploy the leading front-to-back office platform	Created end-to-end platform solutions for clients -- making it faster, easier and more cost-effective for clients to administer their investment strategies
Generate annual expense savings	Increased productivity, simplified client experience through infrastructure and resource optimization and achieved expense savings
Foster a high performing organization	Reorganized the leadership of our multi-regional international business to further our growth objectives, and expanded P&L accountability to a larger group of executives

This successful execution and progress was reflected in our share price performance: FY 2019 +25%, 2H19 +41%
Total shareholder return increased from -10% in 1H19 to +43% in 2H19, an improvement of >50% points

(1) Equity market indices change based on a spot basis comparing 12/31/2018 to 12/31/2017

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STATE STREET

Our incentive compensation program benefits shareholders by providing a direct link between executive pay and performance • The HRC sets a single incentive target for each named executive officer (NEO); actual awards vary based on individual and corporate results − Separate individual and corporate components drive clear accountability for individual and corporate results − The corporate component, applied equally to all NEOs, provides a transparent link to corporate results and promotes shared accountability − The structure results in a wide range of possible pay outcomes, allowing both equity and cash actual awards to vary from target, closely linking amounts awarded to current year performance • The program incorporates significant equity and performance-based components, and deferrals above the peer group average, to align incentives with the results experienced by shareholders • The HRC reviews performance holistically and awards incentive pay, as appropriate − The HRC’s holistic review emphasizes strategic objectives that may not be easily quantifiable, but that are critical to our long-term success and allows them to consider key leadership behaviors, including diversity and inclusion, employee engagement and talent development − By design, the program does not impose purely formulaic outcomes. A formulaic incentive design can drive inappropriate risk taking, yield results based on factors that do not reflect management’s true contributions and encourage decision-making that does not consider the constantly-changing economic environment Information Classification: Confidential Page 5 of 9

Mr. O’Hanley’s 2019 total compensation was appropriate based on his leadership experience, individual and company performance and market practices • Mr. O’Hanley’s target compensation reflects his years of leadership experience and was set below the median of our peer companies • Based upon corporate performance, the HRC awarded Mr. O’Hanley total compensation that was below the 25th percentile relative to our peer companies • State Street’s incentive compensation structure provides strong alignment with shareholders, with 90% deferred and 75% in equity for the CEO (deferral levels exceed peer practices1) CEO Total Compensation ($ in millions) CEO Incentive Compensation Mix $14.00 $11.80 $9.90 $8.25 $3.30 $2.75 $0.80 $0.80 2019 Target 2019 Actual Base Salary Cash-based Incentive Compensation Equity-based Incentive Compensation (1) Our 2019 deferral levels are higher than 14 of 15 of our peer companies Information Classification: Confidential Page 6 of 9

The HRC’s incentive compensation decisions are based on performance and reflect the shareholder experience • CEO target incentive compensation has remained essentially flat over the past five years1 • CEO actual incentive compensation awarded for four of the last five years was below target 2019 Performance Year 2018 Performance Year 2017 Performance Year 2016 Performance Year 2015 Performance Year Ron O’Hanley Jay Hooley Jay Hooley Jay Hooley Jay Hooley 1-Year Total Shareholder 1-Year Total Shareholder 1-Year Total Shareholder 1-Year Total Shareholder 1-Year Total Shareholder Return Return Return Return Return +29.3% -34.0% +27.8% +19.8% -13.8% -17% -33% +14% -4% -31% $14.8 $13.2 $13.0 $13.0 $13.0 $12.5 $13.0 $11.0 $8.7 $9.0 2 3 2 3 2 3 2 3 2 3 Target Awarded Target Awarded Target Awarded Target Awarded Target Awarded Cash – includes immediate and deferred cash Deferred Stock Awards (DSAs) Performance-based RSUs (PRSUs) Note: $ in millions (1) CEO target total compensation has remained flat over the past five years (2) Reflects incentive compensation targets for the performance year as approved by the HRC (3) Reflects actual incentive compensation awarded based on year-end performance outcomes. Mr. Hooley did not receive any cash-based incentive for 2015 Information Classification: Confidential Page 7 of 9

The program design drives alignment in realizable pay and shareholder outcomes • Realizable pay1 is today’s value of prior awards granted, as shown below for 2015 to 2018 • Realizable pay and shareholder interests are aligned, as 75% of Mr. O’Hanley’s incentive compensation is awarded in deferred equity (two thirds of which is performance-based) • The current program will produce aligned realizable pay outcomes for Mr. O’Hanley due to the continued deferral and performance-based structure 2018 Performance Year 2017 Performance Year 2016 Performance Year 2015 Performance Year Jay Hooley Jay Hooley Jay Hooley Jay Hooley -41% -18% -12% -10% $13.0 $13.0 $13.0 $13.0 $11.5 $11.7 $10.6 $7.7 2 2 3 Target Realizable Target Realizable Target Realizable Target Realizable3 Cash – includes immediate and deferred cash Deferred Stock Awards (DSAs) Performance-based RSUs (PRSUs) Note: $ in millions (1) Realizable value reflects the value of outstanding DSAs and PRSUs based on the 4/30/2020 closing stock price of $63.04 based on performance through 2019 (and assumes all shares are retained), plus the value of cash-based incentives awarded (2) PRSU shares reflect performance tracking through 12/31/2019. Current estimated value of realizable PRSUs based on performance of relevant criteria only for completed fiscal years within the three-year performance period. This performance has not been certified and is therefore subject to adjustment based on the terms of the relevant awards. No estimate of performance for incomplete fiscal years within the performance period has been made. Final payout will be based on satisfaction of the performance criteria as certified by the HRC following the end of the full performance period (3) Current value of realizable PRSUs reflects performance results certified by the HRC. Mr. Hooley did not receive any cash-based incentive for 2015 Information Classification: Confidential Page 8 of 9

The Board of Directors unanimously recommends that you vote FOR Item 2 – Approval of Advisory Proposal on Executive Compensation • We regularly review and refine our compensation and governance practices considering several factors, including feedback from ongoing engagement with our shareholders • The HRC set Mr. O’Hanley’s 2019 target compensation based on his significant experience and awarded 2019 incentive compensation at 83% of target based on his and State Street’s performance • Our current program strongly aligns pay and performance by: ✓ Incorporating significant incentive compensation deferral levels (90% for NEOs) ✓ Emphasizing equity compensation, two thirds of which is performance-based for the CEO, aligning with shareholder interests ✓ Allowing judicious use of discretion, including integration of variable drivers of performance, enabling management to respond to changing market conditions ✓ Supporting good governance, driving long-term shareholder value and mitigating against excessive risk-taking Information Classification: Confidential Page 9 of 9